UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.75% Junior Subordinated Notes	PJH	New York Stock Exchange
5.70% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2019, Prudential Financial, Inc. (“Prudential” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rain Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), Assurance IQ, Inc. (“Assurance”), Gulliver Swenson (the “Shareholder Representative”), solely in his capacity as representative of the shareholders of Assurance, and Michael Rowell and Michael Paulus (together with Michael Rowell, the “Founders”), solely for certain purposes described in the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Assurance, with Assurance surviving as a wholly-owned subsidiary of the Company, on the closing date (the “Closing”).

Merger Consideration

The merger consideration to be paid at Closing is $1.88 billion in cash and $470 million in restricted Prudential common stock and equity awards. A portion of the cash merger consideration is expected to settle in Prudential equity awards.

In addition, subject to the terms and conditions in the Merger Agreement, up to $1.15 billion in a mix of cash and Prudential common stock will be payable in 2023 (subject to acceleration of the maximum payment under certain circumstances) contingent upon Assurance’s achievement of certain targets for gross revenues net of associated selling expenses (“Variable Profits”) over the period from January 1, 2020 through December 31, 2022, as further described below:

•	If Variable Profits are less than $900 million, no additional merger consideration is payable.

•	If Variable Profits are greater than $1.3 billion, $1.15 billion in cash and stock is payable.

•	If Variable Profits are greater than $900 million but less than or equal to $1.3 billion, additional cash and stock is payable in an amount equal to the product of (i) the quotient of (A) an amount equal to (1) Variable Profits achieved minus (2) $900 million divided by (B) $400 million and (ii) $1.15 billion.

The cash portion of the merger consideration is expected to be paid with a combination of available cash and additional debt financing.

The number of shares of Prudential common stock issued as merger consideration in the foregoing transactions, including the contingent consideration payable in 2023, will be determined based on the daily volume weighted average price of Prudential common stock for the 15 trading days before, and 15 trading days beginning, the date of the Merger Agreement. Accordingly, the market value of Prudential common stock issued as described above may differ from the foregoing amounts.

Additional Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and Assurance and its Founders. From the date of the Merger Agreement until the Closing, Assurance is required to comply with certain covenants regarding the operation of its business. The Founders are severally and not jointly liable to the Company for breach of any covenant required to be performed by Assurance or a Founder under the Merger Agreement, as well as certain other agreed items. Breaches of Assurance’s and the Founders’ representations and warranties will generally be covered by a representation and warranty insurance policy.

The Closing is expected to occur early in the fourth quarter of 2019 and is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement provides for certain termination rights of the Company and Assurance, including termination by the Company or Assurance if the Closing has not been consummated on or before February 1, 2020, provided that the Merger Agreement may not be terminated by a party whose action or failure to act has been a material cause of or resulted in the failure to consummate the transaction or prior to such date.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1. The representations and warranties in the Merger Agreement have been made solely for the benefit of the other parties to such agreement and (i) may have been qualified by disclosures made to such other parties, (ii) were made only as of the date of such agreement or such other dates as may be specified in such agreement and are subject to more recent developments, which may not be fully reflected in the Company’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreement and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe the actual state of affairs and should not be relied upon.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Merger Agreement, a portion of the consideration consists of shares of Prudential common stock. These shares of Prudential common stock will be issued pursuant to exemptions from registration provided by Section 4(a)(2) or Regulation D of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing herewith as Exhibit 99.1 a news release, dated September 5, 2019, announcing the transaction and as Exhibit 99.2 an investor presentation regarding the transaction.

Members of the Company’s and Assurance’s senior management will hold a live webcast on Thursday, September 5, 2019 at 8 A.M. ET, to discuss the transaction. The webcast and the related investor presentation regarding the transaction are available on the Company’s Investor Relations website at investor.prudential.com.

The Company has also made available a multimedia presentation about Assurance on its Newsroom website at news.prudential.com.

Item 8.01	Other Events.

Increase to Share Repurchase Authorization

Today, the Company also announced that its Board of Directors has authorized a $500 million increase to the Company’s share repurchase authorization for calendar year 2019. As a result, the Company’s aggregate common stock share repurchase authorization for the full year 2019 is $2.5 billion. As of June 30, 2019, the Company had repurchased $1.0 billion of shares of its common stock under this authorization.

The timing and amount of any share repurchases under the Company’s share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be executed in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

About Assurance

Launched in 2016 in Bellevue, Washington, Assurance was founded to improve the personal and financial health of every consumer and make their lives better. The company uses advanced data analytics to enable an extensive network of live agents to sell customized solutions for more people across a broader socio-economic spectrum.

The Company expects that the acquisition of Assurance will enhance the growth of its U.S. Financial Wellness businesses, be modestly accretive to earnings per share and return on equity beginning in 2020, and generate cost savings.

Forward-Looking Statements

Certain of the statements included in this Current Report on Form 8-K, including those regarding the expected closing of the transaction, profit targets and expected earnings and expense benefits resulting from the transaction, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, purchase price adjustments; the successful fulfillment or waiver of all closing conditions without unexpected delays or conditions; the successful closing of the transaction within the estimated timeframe; the failure to realize the expected synergies and benefits of the transaction or delay in realization thereof; the successful financing of the transaction; the retention of certain key employees; and other factors, risks and uncertainties including: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates, equity prices and foreign currency exchange rates that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, labor and employment, external events and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data or (d) reliance on third-parties; (7) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) U.S. state insurance laws and developments regarding group-wide supervision, capital and reserves, (e) insurer capital standards outside the U.S. and (f) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) an inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (10) ratings downgrades; (11) market conditions that may adversely affect the sales or persistency of our products; (12) competition; (13) reputational damage; and (14) the costs, effects, timing, or success of our plans to accelerate our Financial Wellness strategy. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document. See “Risk Factors” included in the Annual Report on Form 10-K for the year ended December 31, 2018 for discussion of certain risks relating to our businesses and investment in our securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 4, 2019.

99.1	News release of Prudential Financial, Inc., dated September 5, 2019 (furnished and not filed).

99.2	Investor presentation, dated September 5, 2019 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2019

Prudential Financial, Inc.

By:	/s/ Andrew Hughes
Name:	Andrew Hughes
Title:	Vice President and Assistant Secretary